UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2014

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street

3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 29, 2014, Summit Materials, LLC (the “Company”) issued a notice of conditional partial redemption pursuant to the Indenture, dated as of January 30, 2012 (the “Indenture”), among the Company, Summit Materials Finance Corp. (together with the Company, the “Issuers”), the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and paying agent, that the Issuers have elected to redeem (the “Redemption”), on January 30, 2015, $218,750,000 aggregate principal amount of their outstanding 10 1⁄2% Senior Notes due 2020 (the “Notes”), which equals 35% of the aggregate principal amount outstanding of such Notes, under the Indenture. The Redemption is conditioned upon, among other things, the completion of the initial public offering of Summit Materials, Inc., which will be the indirect parent of the Issuers upon consummation of such initial public offering.

The redemption price will be equal to 110.500% of $218,750,000 aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the applicable date of redemption.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this current report contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2014	SUMMIT MATERIALS, LLC

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer